Exhibit 24

                                  POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Loctite Corporation ("Loctite") hereby constitutes and appoints Eugene F. Miller and William V. Grickis, Jr. as his true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable Loctite to comply with the Securities Act of 1933, as amended (the "1933 Act"), and any rules, regulations or requirements of the Securities and Exchange Commission (the "SEC") in respect thereof, in connection with the registration under the 1933 Act of 50,000 shares of Loctite's common stock, par value $.01 per share ("Common Stock"), which will be offered and issued by Loctite in accordance with the Loctite Corporation North American Group 1994 Field Sales Force Compensation Program Stock Award Plan, and 1,000,000 shares of Common Stock offered and issued by Loctite under the Loctite Corporation 1992 Stock Option Plan, each pursuant to a registration statement on Form S-8 (each a "Registration Statement"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned director and/or officer thereof in the capacities listed below to such Registration Statement, and all amendments and supplements thereto (including post-effective amendments) filed with the SEC in respect of said shares of Common Stock and the offering or reoffering thereof and all instruments or documents filed as a part thereof or in connection therewith, and the undersigned hereby ratifies and confirms all that said attorney, agents, or any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents as of the date set forth below.

       Signature                  Title                     Date


/s/ Stephen F. Page
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    Stephen F. Page               Director             November 15, 1994